                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                August 28, 1997

                Date of Report (Date of Earliest Event Reported)
                            ------------------------

                                WESTERN BANCORP

             (Exact Name of Registrant As Specified In Its Charter)
                            ------------------------

                                   CALIFORNIA

                 (State or Other Jurisdiction of Incorporation)

                            ------------------------

              0-13551                            95-3863296
      (Commission File Number)       (IRS Employer Identification No.)

                         4100 NEWPORT PLACE, 9TH FLOOR
                        NEWPORT BEACH, CALIFORNIA 92660

               (Address of Principal Executive Offices)(Zip Code)

                                 (714) 863-2300

              (Registrant's Telephone Number, including Area Code)

         (Former Name or Former Address, If Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

    On July 30, 1997, Western Bancorp ("Western") entered into an Agreement and Plan of Merger, by and among Western, Western Bank and Santa Monica Bank, pursuant to which Santa Monica Bank will merge with a subsidiary of Western. In connection therewith, Western hereby files (i) the audited statements of condition of Santa Monica Bank for the years ended December 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994; (ii) the Independent Auditors' Report and Report of Independent Public Accountants therefor; and (iii) the unaudited statements of condition of Santa Monica Bank as of June 30, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for the six months ended June 30, 1997 and 1996. A table of contents follows.

                                                DESCRIPTION                                                     PAGE
-----------------------------------------------------------------------------------------------------------     -----
Statements of Condition of Santa Monica Bank for years ended
 December 31, 1996 and 1995................................................................................           3

Statements of Operations of Santa Monica Bank for years ended
 December 31, 1996, 1995 and 1994..........................................................................           4

Statements of Changes in Stockholders' Equity of Santa Monica Bank
 for years ended on December 31, 1996, 1995 and 1994.......................................................           5

Statements of Cash Flows of Santa Monica Bank for years ended December 31, 1996, 1995 and 1994.............           6

Notes to Financial Statements of Santa Monica Bank.........................................................           7

Independent Auditors' Report of Deloitte & Touche LLP......................................................          23

Report of Independent Public Accountants by Arthur Andersen LLP............................................          24

Unaudited Statements of Condition of Santa Monica Bank for six months ended
 June 30, 1997 and 1996....................................................................................          25

Unaudited Statements of Operations of Santa Monica Bank for six months ended
 June 30, 1997 and 1996....................................................................................          26

Unaudited Statements of Changes in Stockholders' Equity of Santa Monica Bank
 for six months ended June 30, 1997 and 1996...............................................................          27

Unaudited Statements of Cash Flows of Santa Monica Bank for six months
 ended June 30, 1997 and 1996..............................................................................          28

Notes to Unaudited Financial Statements of Santa Monica Bank...............................................          29

    In addition, attached hereto as Exhibit 99.1 and incorporated herein by this reference is Santa Monica Bank's Current Report on Form F-3, dated May 31, 1996, concerning the change in certifying accountants which took place in May 1996, including the exhibits attached thereto.

                               SANTA MONICA BANK
                            STATEMENTS OF CONDITION

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
ASSETS
Cash and due from banks..........................................................  $   57,535,025  $   53,302,225
Federal funds sold...............................................................      43,000,000      37,000,000
                                                                                   --------------  --------------
    Cash and cash equivalents....................................................     100,535,025      90,302,225
Investment securities available for sale.........................................     141,139,066     134,599,247
Loans, net.......................................................................     365,899,546     358,194,122
Bank premises and equipment, net.................................................      10,340,943      10,988,497
Other real estate owned..........................................................       8,606,042      18,557,903
Accrued interest receivable......................................................       3,496,127       3,402,983
Deferred tax asset...............................................................         796,447       1,738,961
Other assets.....................................................................         748,294       1,079,480
                                                                                   --------------  --------------
    Total assets.................................................................  $  631,561,490  $  618,863,418
                                                                                   --------------  --------------
                                                                                   --------------  --------------

LIABILITIES
Noninterest-bearing deposits.....................................................  $  172,161,860  $  168,871,973
Interest-bearing deposits........................................................     381,821,146     381,406,215
                                                                                   --------------  --------------
    Total deposits...............................................................     553,983,006     550,278,188
Mortgage indebtedness............................................................       1,981,863       2,000,500
Other liabilities................................................................       2,621,314       2,118,326
                                                                                   --------------  --------------
    Total liabilities............................................................     558,586,183     554,397,014
                                                                                   --------------  --------------
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Capital stock (authorized, 10,000,000 shares of $3 par value; issued and
  outstanding, 7,077,332 shares for 1996 and 1995)...............................      21,231,996      21,231,996
Surplus..........................................................................       2,982,631       2,982,631
Undivided profits................................................................      48,211,600      39,656,939
Unrealized holding gains on securities, net of income taxes of $381,985 and
  $413,361 for 1996 and 1995, respectively.......................................         549,080         594,838
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      72,975,307      64,466,404
                                                                                   --------------  --------------
    Total liabilities and stockholders' equity...................................  $  631,561,490  $  618,863,418
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                            STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
INTEREST INCOME
Interest and fees on loans..........................................  $  35,379,344  $  34,822,229  $  32,951,635
Interest on investment securities:
  Taxable...........................................................      6,205,111      6,433,313      5,114,727
  Tax-exempt........................................................      1,081,468      1,306,353      1,618,892
Other interest income...............................................      2,648,535      3,116,450      2,134,057
                                                                      -------------  -------------  -------------
  Total interest income.............................................     45,314,458     45,678,345     41,819,311
                                                                      -------------  -------------  -------------
INTEREST EXPENSE
Interest on deposits................................................     13,303,545     13,998,103     12,238,462
Interest on other liabilities.......................................        194,801        207,492        182,355
                                                                      -------------  -------------  -------------
  Total interest expense............................................     13,498,346     14,205,595     12,420,817
                                                                      -------------  -------------  -------------
Net interest income.................................................     31,816,112     31,472,750     29,398,494
Provision for loan losses...........................................             --      2,000,000      3,542,000
                                                                      -------------  -------------  -------------
Net interest income after provision for loan losses.................     31,816,112     29,472,750     25,856,494
                                                                      -------------  -------------  -------------
NONINTEREST INCOME
Trust department income.............................................      3,160,453      3,059,546      3,019,658
Service charges on deposit accounts.................................      3,163,595      3,400,439      3,485,810
Other service charges, commissions and fees.........................        480,342        532,647        552,867
Other income........................................................        220,139        216,394        218,409
                                                                      -------------  -------------  -------------
  Total noninterest income..........................................      7,024,529      7,209,026      7,276,744
                                                                      -------------  -------------  -------------
NONINTEREST EXPENSE
Salaries............................................................     11,127,108     11,913,286     12,302,962
Profit sharing and other employee benefits..........................      2,873,703      2,505,479      2,918,817
Net occupancy expense of bank premises..............................      2,479,239      2,560,152      2,707,455
Furniture and equipment expense.....................................      1,580,679      1,614,476      1,814,671
Loss (gain) on sale of OREO.........................................         78,545       (400,449)      (254,492)
FDIC assessment.....................................................        350,966        723,897      1,833,634
Legal fees..........................................................      1,288,871      1,437,698      1,396,253
OREO related expenses...............................................      1,392,346      3,355,083      5,161,283
Other operating expense.............................................      4,585,995      4,663,468      4,350,643
                                                                      -------------  -------------  -------------
  Total noninterest expense.........................................     25,757,452     28,373,090     32,231,226
                                                                      -------------  -------------  -------------
Income before income taxes..........................................     13,083,189      8,308,686        902,012
Applicable income tax expense.......................................      3,466,929      3,041,346        380,728
                                                                      -------------  -------------  -------------
Net income..........................................................  $   9,616,260  $   5,267,340  $     521,284
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net income per share................................................  $        1.36  $         .74  $         .07
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                      UNREALIZED
                                                                                       HOLDING
                                                                                       GAINS ON
                                                                                      SECURITIES
                                            CAPITAL                     UNDIVIDED       NET OF
                                             STOCK        SURPLUS        PROFITS     INCOME TAXES      TOTAL
                                         -------------  ------------  -------------  ------------  -------------
Balance, January 1, 1994...............  $  21,231,996  $  2,982,631  $  33,868,315   $1,307,649   $  59,390,591
Net income.............................       --             --             521,284       --             521,284
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........       --             --            --           (902,245)       (902,245)
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1994.............     21,231,996     2,982,631     34,389,599      405,404      59,009,630
Net income.............................       --             --           5,267,340       --           5,267,340
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........       --             --            --            189,434         189,434
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1995.............     21,231,996     2,982,631     39,656,939      594,838      64,466,404
Net income.............................       --             --           9,616,260       --           9,616,260
Cash dividends at $.15 per share.......       --             --          (1,061,599)      --          (1,061,599)
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........       --             --            --            (45,758)        (45,758)
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1996.............  $  21,231,996  $  2,982,631  $  48,211,600   $  549,080   $  72,975,307
                                         -------------  ------------  -------------  ------------  -------------
                                         -------------  ------------  -------------  ------------  -------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                            STATEMENTS OF CASH FLOWS

               INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

                                                                                YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------------
                                                                        1996             1995             1994
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................  $     9,616,260  $     5,267,340  $       521,284
                                                                   ---------------  ---------------  ---------------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Net (accretion) amortization of premium/discount on
    investments..................................................         (828,703)      (5,589,303)         113,023
  Gain on sale of investment securities..........................        --               --                 (12,000)
  Provision for loan losses......................................        --               2,000,000        3,542,000
  Write-downs of OREO............................................          736,154        2,327,804        2,904,948
  Accretion of deferred loan fees and costs......................         (701,414)        (481,667)        (501,121)
  Loss (gain) on sale of OREO/premises and equipment.............          128,164         (414,127)        (254,492)
  Depreciation...................................................        1,291,145        1,303,780        1,402,000
  Increase in accrued interest receivable........................          (93,144)        (474,228)        (737,339)
  Decrease (increase) in other assets............................          331,642        1,571,393       (1,032,761)
  (Decrease) increase in accrued interest payable................          (19,200)          54,533          (35,523)
  Deferred tax provision.........................................          973,890          983,631        2,451,313
  Decrease in current income tax receivable......................        --               2,253,366        9,595,834
  Increase (decrease) in other liabilities.......................          522,188          849,579         (641,305)
                                                                   ---------------  ---------------  ---------------
    Total adjustments............................................        2,340,722        4,384,761       16,794,577
                                                                   ---------------  ---------------  ---------------
  Net cash provided by operating activities......................       11,956,982        9,652,101       17,315,861
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment securities..............      174,287,012      391,140,000      149,440,273
  Proceeds from sale of investment securities....................        --               --              19,983,300
  Purchase of investment securities..............................     (180,075,681)    (352,795,444)    (212,733,912)
  Net (increase) decrease in loans...............................       (9,413,816)     (18,495,396)      36,410,051
  Proceeds from sale of OREO/premises and equipment..............       11,280,216       18,166,804       18,744,505
  Capitalization of costs on OREO................................         (335,030)      (1,888,794)       --
  Loan origination fees received.................................          656,180          766,639          722,552
  Purchases of Bank premises and equipment.......................         (747,647)        (613,301)        (527,231)
                                                                   ---------------  ---------------  ---------------
    Net cash (used in) provided by investing activities..........       (4,348,766)      36,280,508       12,039,538
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits and savings
    accounts.....................................................        1,521,538      (45,307,113)        (262,742)
  Net increase (decrease) in time deposits.......................        2,183,282       (9,694,541)     (19,330,908)
  Repayments of notes payable....................................          (18,637)         (15,316)        (130,287)
  Dividends paid.................................................       (1,061,599)       --               --
                                                                   ---------------  ---------------  ---------------
    Net cash provided by (used in) financing activities..........        2,624,584      (55,016,970)     (19,723,937)
                                                                   ---------------  ---------------  ---------------
Net increase (decrease) in cash and cash equivalents.............       10,232,800       (9,084,361)       9,631,462
Cash and cash equivalents, beginning of year.....................       90,302,225       99,386,586       89,755,124
                                                                   ---------------  ---------------  ---------------
Cash and cash equivalents, end of year...........................  $   100,535,025  $    90,302,225  $    99,386,586
                                                                   ---------------  ---------------  ---------------
                                                                   ---------------  ---------------  ---------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
  Loans transferred to OREO......................................  $     1,752,933  $     7,857,718  $     8,154,367
  OREO transferred to bank premises..............................        --               --                 280,740
  Unrealized depreciation on investment securities available for
    sale.........................................................          (77,553)        (321,072)      (1,529,228)

                       See notes to financial statements.

                               SANTA MONICA BANK

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Santa Monica Bank (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry.

    (A.) NATURE OF OPERATIONS: The Bank's primary operations are related to traditional banking activities, including the acceptance of deposits, the lending and investing of money, and trust department operations. The Bank's customers consist of small to mid-sized businesses and individuals located in western Los Angeles County. The Bank operates 7 branches with the headquarters located in the city of Santa Monica.

    (B.) CASH AND CASH EQUIVALENTS: For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks" and "federal funds sold."

    (C.) INVESTMENT SECURITIES: Investment securities available for sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Accretion of discounts and amortization of premiums are recognized as an adjustment to interest income. Realized gains or losses upon disposition are recognized in earnings based upon the specific identification method.

    (D.) LOANS: Loans are carried at amounts advanced less payments collected, deferred net loan origination fees, unearned income and the allowance for loan losses. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. Interest is accrued daily as earned except where reasonable doubt exists as to collectibility of the loan, in which case the accrual of income is discontinued.

    Interest accruals may be continued for loans that have become contractually past due ninety days when such loans are well secured and in the process of collection and accordingly, management has determined such loans to be fully collectible as to both principal and interest. For this purpose, loans are considered well secured if they are collateralized by property having a realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially capable party. Loans are considered to be in the process of collection if collection of the loan is proceeding in due course either through legal action or through other collection efforts which management reasonably expects to result in repayment of the loan or its restoration to a current status in the near future.

    When a loan is placed on nonaccrual status, all interest previously accrued but uncollected is reversed against current period operating results. Income on such loans is then recognized only to the extent that cash is received and where the ultimate collection of the carrying amount of the loan is probable, after giving consideration to borrowers' current financial condition, historical repayment performance and other factors. Accrual of interest is resumed only when (i) principal and interest are brought fully current and (ii) such loans are either considered, in management's judgment, to be fully collectible or otherwise become well secured and in the process of collection. Generally, under regulatory guidelines a sustained period of repayment performance for a minimum of six months must be achieved for such loans to be returned to accrual status.

    On January 1, 1995, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure". These statements prescribe the recognition criteria for loan impairment and the measurement methods for certain impaired loans and

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) loans whose terms are modified in troubled debt restructurings. SFAS No. 114 states that a loan is impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. The Bank measures impairment by discounting expected future cash flows at the loan's effective interest rate, or by reference to an observable market price, or the fair value of the collateral for a collateral dependent loan. The effective interest rate is the contractual rate adjusted for any deferred loan fees, premiums or discounts that existed at the time the loans were originated or acquired. The adoption of SFAS No. 114, as amended, did not have a material effect on the Bank's financial statements.

    Troubled debt restructurings are those loans for which the Bank has, for reasons related to borrowers' financial difficulties, granted concessions to borrowers (including reductions of either interest or principal) that it would not otherwise consider, whether or not such loans are secured or guaranteed by others. Subsequent to the adoption of SFAS No. 114, troubled debt restructurings have been accounted for as impaired loans in accordance with the provisions of that Statement. Prior to the adoption of SFAS No. 114, troubled debt restructurings involving only a modification of terms were accounted for prospectively from the time of restructuring and, accordingly, no gain or loss was recorded at the time of such restructuring unless the recorded investment in such loans exceeded the total future cash receipts specified by the new loan terms.

    Loan losses are charged to the allowance for loan losses and recoveries are credited to the allowance. The annual provision for loan losses charged to operating expense and added to the allowance is determined based upon the measurement of impairment for specifically identified impaired loans under the provisions of SFAS No. 114, as well as economic conditions, volume, growth, past losses and collection experience, risk characteristics of the portfolio and such other factors which, in management's judgment, deserve current recognition. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have in recent years required substantial increases in the allowance for loan losses, in many cases, in recognition of the inherent risk in the existing economic environment. Although management believes that the level of the allowance is adequate to absorb losses inherent in the loan portfolio, additional declines in the local economy or rising interest rates may result in increasing losses that cannot reasonably be predicted at this time.

    Loan origination fees, net of associated costs, are deferred and recognized over the life of the loan as an adjustment of the loan yield using the effective interest method. Total unearned fees on loans as of December 31, 1996 and 1995 amounted to $1,357,658 and $1,402,199, respectively.

    (E.) OTHER REAL ESTATE OWNED ("OREO") includes real property acquired in full or partial satisfaction of loans through foreclosure, including direct foreclosure or deed in lieu of foreclosure. Such loans are excluded from OREO until the Bank has taken possession of the collateral. Prior to the adoption of SFAS No. 114, loans collateralized by real property were considered in-substance foreclosed, and thus included in OREO, when the borrower had little or no equity in the collateral and had effectively abandoned control of the property or had no economic interest to continue involvement in the property. Subsequent to adoption of SFAS No. 114, such loans are excluded from OREO until the Bank has taken possession of the collateral.

    OREO is classified as held for sale and recorded at the property's estimated fair value at the time of foreclosure less selling cost, which becomes its cost. Subsequent declines in the property's fair value, taking into consideration management's intended plans for disposition, less estimated costs to sell, are reflected in

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
OREO related expenses in the periods in which they become known. Costs of holding OREO are reflected in OREO related expenses as incurred. Gains and losses on sales of OREO are recognized in conformity with standards governing accounting for sales of real estate, including criteria relating to the nature of the property sold and the terms of the sale. Valuation estimates for OREO are inherently uncertain. Although management believes it has adequately provided for existing losses, further declines in real estate values could result in additional losses being recorded in future periods.

    (F.) PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is charged to operating expense over the estimated useful lives of the assets (buildings: 15 to 45 years; equipment: 3 to 30 years). Depreciation on buildings and equipment is computed by use of the straight-line method. Leasehold improvements are amortized by use of the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expenditures for remodelings and improvements are capitalized, and maintenance and repairs are charged to expense as incurred.

    (G.) FINANCIAL INSTRUMENTS: The Bank does not enter into any derivative transaction, as defined by SFAS No. 119, other than standby letters of credits and commitments to extend credit.

    OTHER OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

    (H.) FAIR VALUES OF FINANCIAL INSTRUMENTS: The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

    CASH AND SHORT-TERM INSTRUMENTS. The carrying amounts of cash and short-term instruments approximate their fair value.

    AVAILABLE-FOR-SALE SECURITIES. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

    LOANS RECEIVABLE. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

    DEPOSIT LIABILITIES. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    MORTGAGE INDEBTEDNESS. The fair value of the Bank's mortgage indebtedness is estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ACCRUED INTEREST. The carrying amounts of accrued interest approximate their fair values.

    OFF-BALANCE-SHEET INSTRUMENTS. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

    (I.) INCOME TAXES: Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    (J.) EMPLOYEE RETIREMENT PLANS: The Bank records expense for contributions to employee retirement plans during the years for which such contributions are declared.

    (K.) CAPITAL STOCK AND INCOME PER SHARE: Income per share is computed on the basis of the weighted average number of common shares and equivalents outstanding.

    (L.) TRUST FEES:  Trust fees are recorded on the accrual basis.

    (M.) POSTRETIREMENT BENEFITS: Expense is provided for postretirement benefits other than pensions during the years in which the employee's service is rendered, based upon an estimate of the expected cost of providing such benefits.

    (N.) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. AVERAGE FEDERAL RESERVE BALANCES

    The average cash reserve balances required to be maintained at the Federal Reserve Bank under the Federal Reserve Act and Regulation D were approximately $14.9 million and $13.6 million for the years ended December 31, 1996 and 1995, respectively.

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

    Investment securities available for sale with total amortized cost of $29,323,453 as of December 31, 1996 and $32,600,650 as of December 31, 1995 were pledged to secure trust funds and public deposits and for other purposes required or permitted by law.

                               SANTA MONICA BANK

3. INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The total amortized cost and aggregate fair values of investment securities available for sale at December 31, 1996 were:

                                                                           GROSS         GROSS
                                                            TOTAL        UNREALIZED   UNREALIZED
TYPE AND MATURITY GROUPING                              AMORTIZED COST      GAIN         LOSS        FAIR VALUE
------------------------------------------------------  --------------  ------------  -----------  --------------
U.S. treasury securities:
  Due within one year.................................  $   60,006,723  $    185,465   $  --       $   60,192,188
  After one but within five years.....................      29,975,306       207,507      --           30,182,813
U.S. government agency securities:
  Due within one year.................................      36,317,079       --           45,741       36,271,338
                                                        --------------  ------------  -----------  --------------
    Total.............................................     126,299,108       392,972      45,741      126,646,339
                                                        --------------  ------------  -----------  --------------
Obligations of states and political subdivisions:
    Due within one year...............................       5,176,198        88,737      --            5,264,935
    After one but within five years...................       8,733,114       494,678      --            9,227,792
                                                        --------------  ------------  -----------  --------------
    Total.............................................      13,909,312       583,415      --           14,492,727
                                                        --------------  ------------  -----------  --------------
    Total investment securities available
      for sale........................................  $  140,208,420  $    976,387   $  45,741   $  141,139,066
                                                        --------------  ------------  -----------  --------------
                                                        --------------  ------------  -----------  --------------

    The Bank had a security gain of $7,200 in 1996.

    The total amortized cost and aggregate fair values of investment securities available for sale at December 31, 1995 were:

                                                                           GROSS         GROSS
                                                            TOTAL        UNREALIZED   UNREALIZED
TYPE AND MATURITY GROUPING                              AMORTIZED COST      GAIN         LOSS        FAIR VALUE
------------------------------------------------------  --------------  ------------  -----------  --------------
U.S. treasury securities:
  Due within one year.................................  $   80,043,830  $     40,570   $  --       $   80,084,400
U.S. government agency securities:
  Due within one year.................................      36,632,664       --           29,057       36,603,607
                                                        --------------  ------------  -----------  --------------
    Total.............................................     116,676,494        40,570      29,057      116,688,007
                                                        --------------  ------------  -----------  --------------
Obligations of states and political subdivisions:
    Due within one year...............................       2,517,871        41,056      --            2,558,927
    After one but within five years...................      14,396,683       955,630      --           15,352,313
                                                        --------------  ------------  -----------  --------------
    Total.............................................      16,914,554       996,686      --           17,911,240
                                                        --------------  ------------  -----------  --------------
    Total investment securities available
      for sale........................................  $  133,591,048  $  1,037,256   $  29,057   $  134,599,247
                                                        --------------  ------------  -----------  --------------
                                                        --------------  ------------  -----------  --------------

4. LOANS

    The Bank has limited its lending activity to its immediate service area, resulting in a natural concentration of loans secured primarily by real estate in western Los Angeles County. As a result, the

                               SANTA MONICA BANK

4. LOANS (CONTINUED)
performance of the Bank's loan portfolio will be impacted by trends in the local economy, to the extent such trends influence borrowers' repayment ability.

    Classification of loans at December 31:

                                                                                        1996            1995
                                                                                   --------------  --------------
Real estate loans:
  Conventional loans.............................................................  $  225,409,589  $  229,253,833
  Interim construction loans.....................................................      16,679,165      10,851,109
Commercial and industrial loans..................................................      95,773,016      96,450,108
Loans to individuals for household, family and other consumer expenditures.......      36,148,612      31,822,528
All other loans (including overdrafts)...........................................         983,327         936,607
                                                                                   --------------  --------------
Gross loans......................................................................     374,993,709     369,314,185
Less: unearned income............................................................         139,147          87,739
    allowance for possible loan losses...........................................       8,955,096      11,032,324
                                                                                   --------------  --------------
    Total loans, net.............................................................  $  365,899,466  $  358,194,122
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    The following is a summary of the transactions in the allowance for loan losses for the years ended December 31:

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Balance at beginning of year........................................  $  11,032,324  $  14,897,660  $  28,145,467

  Recoveries credited to allowance..................................      1,906,637      1,971,741      1,526,686
  Losses charged to allowance.......................................     (3,983,865)    (7,837,077)   (18,316,493)
                                                                      -------------  -------------  -------------
Net chargeoffs......................................................     (2,077,228)    (5,865,336)   (16,789,807)
Provision for loan losses charged to expense........................       --            2,000,000      3,542,000
                                                                      -------------  -------------  -------------
Balance at end of year..............................................  $   8,955,096  $  11,032,324  $  14,897,660
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The allowance for loan losses is an estimate involving both subjective and objective factors and its measurement is inherently uncertain, pending the outcome of certain events. Management's determination of the adequacy of the allowance is based upon the measurement of impairment for specifically identified impaired loans under the provisions of SFAS No. 114, as well as an evaluation of economic conditions, growth, volume, past losses and collection experience, risk characteristics of the portfolio and other factors which, in management's judgment, deserve current recognition. Although management believes the level of the allowance as of December 31, 1996 is adequate to absorb losses inherent in the loan portfolio, additional deterioration in the economy of the Bank's lending area or rising interest rates could result in levels of loan losses that could not be predicted at that date.

                               SANTA MONICA BANK

4. LOANS (CONTINUED)

    Past due and non-accrual loans as of December 31 are as follows:

                                                            PAST DUE OVER 90 DAYS
                                                              AND STILL ACCRUING
                                                                   INTEREST                   NON-ACCRUAL
                                                          --------------------------  ---------------------------
                                                              1996          1995          1996          1995
                                                          ------------  ------------  ------------  -------------
A) Commercial and industrial loans......................  $    --       $    --       $  1,224,217  $   3,444,082
B) Consumer loans.......................................       --            --          2,814,244      2,273,743
C) Real estate and construction loans...................       --            --          1,590,668      4,705,320
                                                          ------------  ------------  ------------  -------------
    Total...............................................  $    --       $    --       $  5,629,129  $  10,423,145
                                                          ------------  ------------  ------------  -------------
                                                          ------------  ------------  ------------  -------------

    The total non-accrual loan balance above includes restructured loans of $1,443,682 and $2,183,874 at December 31, 1996 and 1995, respectively. During 1996 and 1995 income recognized on non-accruals was $0 and $0, respectively.

    Interest income that would have been recorded under the original terms of such loans was $590,749, $754,216 and $2,650,951 for the years ended December 31, 1996, 1995 and 1994, respectively.

    The Bank reviews for impairment all loans which are 90 days or more delinquent and not currently accruing interest. As permitted under SFAS No. 114, impairment recognition need not be applied during a period of delay in payment if the creditor expects to collect all amounts due, including principal and interest, for the period of delay. As of December 31, 1996 the Bank had classified $6,483,603 in loans as impaired. No specific allowance was established for these loans under the provisions of SFAS No. 114. Generally, this is due to identified losses on such loans having been charged off under regulatory guidelines, or because sufficient collateral exists to provide for recovery of the recorded loan amount. The average balance of impaired loans during the year ended December 31, 1996 was $5,203,036 and interest income recognized on such loans during such year was $230,784.

TRANSACTIONS INVOLVING DIRECTORS AND SHAREHOLDERS:

    In the ordinary course of business, the Bank has granted loans to certain directors, executive officers and the businesses with which they are associated. All such loans and commitments to loan were made under the terms that are consistent with the Bank's normal lending policies.

    The following is an analysis of all activity of all such loans for the year ending December 31 as follows:

                                                                      1996           1995
                                                                  -------------  -------------
Outstanding balance, beginning of year..........................  $   8,227,900  $   8,889,457
Credit granted, including renewals..............................       --              809,760
Repayments......................................................     (5,726,021)    (1,471,317)
                                                                  -------------  -------------
Outstanding balance, end of year................................  $   2,501,879  $   8,227,900
                                                                  -------------  -------------
                                                                  -------------  -------------

                               SANTA MONICA BANK

5. OTHER REAL ESTATE OWNED

    A summary of the components of OREO at December 31, 1996 and 1995 is presented below.

                                                                       1996          1995
                                                                   ------------  -------------
Foreclosed assets................................................  $  8,606,042  $  18,557,903
                                                                   ------------  -------------
    Total OREO...................................................  $  8,606,042  $  18,557,903
                                                                   ------------  -------------
                                                                   ------------  -------------

6. BANK PREMISES AND EQUIPMENT

    The following is a summary of the major categories of bank premises and equipment:

                                                                ACCUMULATED
                                                              DEPRECIATION AND      BOOK
                                                   COST         AMORTIZATION        VALUE
                                               -------------  ----------------  -------------
December 31, 1996
Premises, including land of $4,911,000.......  $  10,366,414   $    3,450,957   $   6,915,457
Equipment....................................      9,590,814        7,757,022       1,833,792
Leasehold improvements.......................      5,792,595        4,200,901       1,591,694
                                               -------------  ----------------  -------------
    Total....................................  $  25,749,823   $   15,408,880   $  10,340,943
                                               -------------  ----------------  -------------
                                               -------------  ----------------  -------------
December 31, 1995
Premises, including land of $4,850,000.......  $  10,560,304   $    3,506,974   $   7,053,330
Equipment....................................      9,410,320        7,273,017       2,137,303
Leasehold improvements.......................      5,691,182        3,893,318       1,797,864
                                               -------------  ----------------  -------------
    Total....................................  $  25,661,806   $   14,673,309   $  10,988,497
                                               -------------  ----------------  -------------
                                               -------------  ----------------  -------------

    Depreciation included in operating expenses was $1,291,145 in 1996, $1,303,780 in 1995 and $1,402,000 in 1994. Included in operating expenses are net rental payments for bank premises and equipment of $1,261,449 in 1996, $1,300,404 in 1995 and $1,331,892 in 1994.

    The future minimum rental commitments, primarily representing noncancelable operating leases for premises, were as follows at December 31, 1996:

                                                                                    MINIMUM
                                                                                    RENTAL
PERIOD                                                                            COMMITMENTS
-------------------------------------------------------------------------------  -------------
1997...........................................................................   $ 1,125,756
1998...........................................................................     1,125,756
1999...........................................................................     1,125,756
2000...........................................................................       920,669
2001...........................................................................       825,417
Thereafter.....................................................................     1,667,744
                                                                                 -------------
    Total......................................................................   $ 6,791,098
                                                                                 -------------
                                                                                 -------------

    Certain of these leases contain renewal or purchase options, escalation clauses, related guarantees and obligations assumed which are immaterial.

                               SANTA MONICA BANK

7. DEPOSITS

    Interest expense for the years ended December 31, 1996, 1995 and 1994 relating to interest-bearing deposits is set forth as follows:

                                                      1996           1995           1994
                                                  -------------  -------------  -------------
Demand, interest-bearing........................  $   1,125,869  $   1,303,998  $   1,361,871
Money market and savings........................      9,273,846      9,889,963      8,297,028
Time certificates of deposit:
  Under $100,000................................      1,838,113      1,776,939      1,414,480
  $100,000 and over.............................      1,065,717      1,027,203      1,165,083
                                                  -------------  -------------  -------------
    Interest expense on deposits................  $  13,303,545  $  13,998,103  $  12,238,462
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

    The Bank made interest payments of $13,514,230, $14,205,595 and $12,420,817 during the years ended December 31, 1996, 1995 and 1994, respectively.

8. INCOME TAXES

    The Bank made tax payments of $2,236,498 and $1,770,800 during the years ended December 31, 1996 and 1995, respectively. The Bank received refunds of $0, $2,660,977 and $12,015,613 in 1996, 1995 and 1994, respectively.

    The components for the three years ended December 31, 1996 of income tax expense (benefit) were as follows:

                                                         1996          1995          1994
                                                     ------------  ------------  -------------
Current provision (benefit)
  Federal..........................................  $  2,478,832  $  2,027,901  $  (2,071,385)
  State............................................        14,207        29,814            800
                                                     ------------  ------------  -------------
                                                        2,493,039     2,057,715     (2,070,585)
                                                     ------------  ------------  -------------
Deferred provision (benefit)
  Federal..........................................        99,327       194,912      2,248,049
  State............................................       874,563       788,719        203,264
                                                     ------------  ------------  -------------
                                                          973,890       983,631      2,451,313
                                                     ------------  ------------  -------------
    Total..........................................  $  3,466,929  $  3,041,346  $     380,728
                                                     ------------  ------------  -------------
                                                     ------------  ------------  -------------

                               SANTA MONICA BANK

8. INCOME TAXES (CONTINUED)
COMPONENTS OF NET DEFERRED TAX ASSET FOR THE YEARS ENDED DECEMBER 31:

                                                                      1996           1995
                                                                   TAX EFFECT     TAX EFFECT
                                                                  -------------  -------------
Deferred tax liabilities
  Depreciation..................................................  $      65,303  $     205,872
  California franchise tax......................................       --               28,598
  Unrealized gains on securities................................        381,985        413,361
  Prepaids......................................................        245,911        356,342
                                                                  -------------  -------------
    Gross deferred liability....................................        693,199      1,004,173
                                                                  -------------  -------------
Deferred tax assets
  Bad debt and loan loss deductions.............................     (1,559,225)    (4,011,095)
  Reserve for post-employment...................................       (498,150)      (398,569)
  OREO charge-offs..............................................     (1,429,415)    (1,931,955)
  CA franchise tax..............................................       (293,497)      --
  AMT credit....................................................        (18,043)      (293,578)
  State NOL.....................................................       (284,862)      (357,008)
  Other.........................................................        (26,486)      (172,969)
                                                                  -------------  -------------
Gross deferred asset............................................     (4,109,678)    (7,165,174)
Valuation allowance.............................................      2,620,032      4,422,040
                                                                  -------------  -------------
    Net deferred tax asset......................................  $    (796,447) $  (1,738,961)
                                                                  -------------  -------------
                                                                  -------------  -------------

    Valuation allowances were established to the extent uncertainty exists as to the recoverability of the deferred tax asset as of December 31, 1996 and 1995. During 1996 and 1995, the valuation allowance was reversed by approximately $1.8 million due to management's reassessment of the ultimate realizability of the deferred tax asset.

    A reconciliation of the Statutory Federal Income Tax Rate with the effective tax rate is as follows:

                                                                          1996             1995             1994
                                                                       PERCENT OF       PERCENT OF       PERCENT OF
                                                                      PRETAX INCOME    PRETAX INCOME     PRETAX LOSS
                                                                     ---------------  ---------------  ---------------
Tax expense at statutory rate:.....................................         35.00%           35.00%           35.00%
Tax-exempt interest................................................         (2.72)           (4.97)          (62.77)
State taxes, net of federal benefit................................          7.40             6.50             5.93
Executive life insurance...........................................          0.22             0.26            (7.30)
Valuation allowance................................................        (12.16)           (1.25)           71.14
Other permanent items..............................................         (1.24)            1.06             0.21
                                                                           ------           ------           ------
    Total..........................................................         26.50%           36.60%           42.21%
                                                                           ------           ------           ------
                                                                           ------           ------           ------

    As of December 31, 1996, the Bank has a net operating loss carryforward for state income tax purposes of $4,913,603 of which $1,979,801 expires in 1998, with the remainder expiring in 1999.

                               SANTA MONICA BANK

9. COMMITMENTS AND CONTINGENT LIABILITIES

    The Bank's commitments under standby letters of credit amounted to $2,226,243 on December 31, 1996 and $1,291,293 on December 31, 1995.

    At December 31, 1996 and 1995, the Bank had outstanding undisbursed loan commitments of $44,016,458 and $68,355,000, respectively. The Bank considers these commitments in its determination of the adequacy of the allowance for loan losses.

    The Bank faces legal claims in the ordinary conduct of its business which, in the opinion of counsel and the judgment of management, will not materially affect its financial position or results of operations.

10. COMMON STOCK

    California banking law places the following restrictions on the availability of surplus and undivided profits for dividend purposes: "A bank may not make distribution to its shareholders in excess of the lesser of (1) retained earnings or (2) net income for its last three fiscal years, less the amount of any such distributions made by the bank to the shareholders of the bank during such period." Therefore, the Bank could not pay dividends during the three years ending December 31, 1996, unless approved by the State Banking Department. The Bank applied and received approval for cash dividends during 1996.

    The Bank had an incentive stock option plan which expired on January 15, 1993 and provided options to purchase 440,698 shares as of January 15, 1993 of the Bank's common stock.

    Options were granted at prices at least equal to the fair market value at the time of the grant and were exercisable over periods of up to ten years.

    The following is a summary of the transactions under the stock option plan:

                                                                     1996                          1995
                                                         ----------------------------  ----------------------------
                                                          NUMBER OF       OPTION        NUMBER OF       OPTION
                                                           SHARES          PRICE         SHARES          PRICE
                                                         -----------  ---------------  -----------  ---------------
Options outstanding, beginning of period...............      19,905   $  21.12-$32.50      24,705   $   6.84-$32.50
Expired................................................      (3,681)        --             (4,800)        --
                                                         -----------  ---------------  -----------  ---------------
Options outstanding, end of period.....................      16,224   $  21.12-$32.50      19,905   $  21.12-$32.50
                                                         -----------  ---------------  -----------  ---------------
                                                         -----------  ---------------  -----------  ---------------

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market

                               SANTA MONICA BANK

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                                     DECEMBER 31,
                                                                    ----------------------------------------------
                                                                             1996                    1995
                                                                    ----------------------  ----------------------
                                                                     CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                                      AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                                    ----------  ----------  ----------  ----------
                                                                                    (IN THOUSANDS)
Assets:
  Cash and cash equivalents.......................................  $  100,535  $  100,535  $   90,302  $   90,302
  Investment securities available for sale........................     141,139     141,139     134,599     134,599
  Loans...........................................................     365,899     368,289     358,194     367,303
  Accrued interest receivable.....................................       3,496       3,496       3,403       3,403
  Off-balance-sheet instruments...................................       2,226       2,226       1,291       1,291

Liabilities:
  Noninterest-bearing deposits....................................  $  172,162  $  172,162  $  168,872  $  168,872
  Interest-bearing deposits.......................................     381,821     381,667     381,406     381,533
  Mortgage indebtedness...........................................       1,982       1,982       2,001       2,001

    The fair value of investment securities available for sale is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. The fair value of loans, time deposits, other financial instruments, commitments, and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

    No adjustment was made to the entry-value interest rates for changes in credit of performing commercial loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing commercial loan portfolio for which there are no known credit concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of approximately $6 million and $10 million in 1996 and 1995 were not estimated because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. Demand deposits are shown at their face value.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                               SANTA MONICA BANK

12. EMPLOYEE BENEFIT PLANS

POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

    The Bank provides post-retirement health care benefits to eligible retirees as follows:

    Employees hired before January 1, 1992 are eligible for retiree medical and dental benefits when they reach age 65 or at age 62 with 15 years of service.

    Employees hired during calendar year 1992 are eligible for retiree medical and dental benefits when they reach age 62 with at least 15 years of service.

    Employees hired on or after January 1, 1993 are not eligible for retirement benefits.

    A person with a title of Director for 5 years immediately before the date of retirement will automatically qualify for benefits regardless of the person's age at retirement.

    The health care benefits for retirees and eligible dependents are the same as for active employees and subject to the same limitations and exclusions. The maximum monthly employer contribution for single retirees is $300 and retirees with dependents is $600.

    The cost of such benefits, which are primarily health care, is recognized in the financial statements throughout an employee's active working career. The cumulative effect of the adoption of this accounting method in 1993 of $2,624,885 is being amortized over 20 years.

    The periodic expenses for post-retirement benefits using a discount factor of 7% for both 1996 and 1995 includes the following:

                                                              1996        1995        1994
                                                             HEALTH      HEALTH      HEALTH
                                                           CARE PLAN   CARE PLAN   CARE PLAN
                                                           ----------  ----------  ----------
Service cost.............................................  $   81,000  $   96,400  $  119,100
Interest cost............................................     168,000     190,000     183,400
Amortization of transition obligation....................     131,244     131,244     131,244
Amortization of unrecognized gains.......................     (56,244)    (47,700)     (1,500)
                                                           ----------  ----------  ----------
    Total expense........................................  $  324,000  $  369,944  $  432,244
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

                               SANTA MONICA BANK

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The actuarial and recorded liabilities for post-retirement benefits were as follows:

                                                                                            1996          1995
                                                                                        HEALTH CARE   HEALTH CARE
                                                                                            PLAN          PLAN
                                                                                        ------------  ------------
Accumulated post-retirement benefit obligation:
  Retirees............................................................................  $  1,863,912  $  1,359,000
  Fully eligible active plan participants.............................................       273,245       604,000
  Other active plan participants......................................................       788,025       853,000
                                                                                        ------------  ------------
Accumulated post-retirement benefit obligation........................................  $  2,925,182  $  2,816,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Funded status.........................................................................  $  2,925,182  $  2,816,000
Unrecognized cumulative gains.........................................................       284,658       365,515
Unrecognized transition obligation....................................................    (2,100,000)   (2,231,153)
                                                                                        ------------  ------------
Accrued post-retirement benefit cost..................................................  $  1,109,840  $    950,362
                                                                                        ------------  ------------
                                                                                        ------------  ------------

EMPLOYEE RETIREMENT PLANS

    The Bank maintains a funded non-contributory profit sharing retirement plan for all eligible employees with one year of continuous service. As of the last day of a Plan year, the Board of Directors may in its sole discretion determine whether the Bank shall make a contribution to the Plan. The extent of an employee's participation is determined by length of service and salary level. The Bank made a profit sharing contribution of $232,232 in 1996. No contributions were made to the retirement plan in the years 1995 and 1994.

    On September 1, 1995, the Bank introduced a 401(K) plan to its employees meeting the eligibility requirements set forth above. Based on the provisions set forth in the plan, employees can contribute up to 15% of their salaries for a maximum contribution of $9,250. As of January 1, 1996, this amount was increased to $9,500. Furthermore, the Board of Directors reserves the right to approve matching of contributions based on its sole discretion. The Bank's matching 401(K) plan contributions were made in 1996 amounting to $157,768.

13. REGULATORY EXAMINATIONS AND REGULATORY AGREEMENTS

    All Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

                               SANTA MONICA BANK

13. REGULATORY EXAMINATIONS AND REGULATORY AGREEMENTS (CONTINUED)
    As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. No conditions or events have occurred since this notification that management believes will change the institution's classification. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                WELL CAPITALIZED
                                                                                               REQUIREMENTS UNDER
                                                                                                     PROMPT
                                                                        FOR CAPITAL            CORRECTIVE ACTION
                                           ACTUAL                    ADEQUACY PURPOSES             PROVISIONS
                                        -------------             ------------------------  ------------------------
                                           AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                        -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1996:
Total Capital
  (to Risk-Weighted Assets)...........  $  77,350,227      19.84% $  31,191,000       8.00% $  38,989,000      10.00%
Tier 1 Capital
  (to Risk-Weighted Assets)...........     72,426,227      18.58     15,595,000       4.00     23,393,000       6.00
Tier 1 Capital
  (to Adjusted Assets)................     72,426,227      11.41     25,380,000       4.00     31,725,000       5.00

As of December 31, 1995:
Total Capital
  (to Risk-Weighted Assets)...........  $  68,854,000      17.54% $  31,408,000       8.00% $  39,260,000      10.00%
Tier 1 Capital
  (to Risk-Weighted Assets)...........     63,871,000      16.27     15,704,000       4.00     23,556,000       6.00
Tier 1 Capital
  (to Adjusted Assets)................     63,871,000      10.27     24,755,000       4.00     30,943,000       5.00

                               SANTA MONICA BANK

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is a summary of quarterly results of operations for the years ended December 31, 1996 and December 31, 1995:

                                           FIRST         SECOND          THIRD         FOURTH
1996                                      QUARTER        QUARTER        QUARTER        QUARTER         YEAR
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Total interest income................  $  11,121,442  $  10,981,626  $  11,392,554  $  11,818,836  $  45,314,458
Total interest expense...............      3,471,854      3,252,482      3,338,921      3,435,089     13,498,346
                                       -------------  -------------  -------------  -------------  -------------
Net interest income..................      7,649,588      7,729,144      8,053,633      8,383,747     31,816,112
Provision for loan losses............       --             --             --             --             --
                                       -------------  -------------  -------------  -------------  -------------
Net interest income after provision
  for loan losses....................      7,649,588      7,729,144      8,053,633      8,383,747     31,816,112
Total other operating income.........      1,717,114      1,700,398      1,684,112      1,922,905      7,024,529
Total other operating expense........      6,876,962      6,599,328      6,060,095      6,221,067     25,757,452
                                       -------------  -------------  -------------  -------------  -------------
Income before income taxes...........      2,489,740      2,830,214      3,677,650      4,085,585     13,083,189
Applicable income taxes..............        519,252        694,416      1,033,184      1,220,077      3,466,929
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $   1,970,488  $   2,135,798  $   2,644,466  $   2,865,508  $   9,616,260
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Net income per share.................  $         .28  $         .30  $         .37  $         .41  $        1.36
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                                           FIRST         SECOND          THIRD         FOURTH
1995                                      QUARTER        QUARTER        QUARTER        QUARTER         YEAR
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Total interest income................  $  11,192,019  $  11,567,279  $  11,425,359  $  11,493,688  $  45,678,345
Total interest expense...............      3,446,885      3,574,124      3,553,984      3,630,602     14,205,595
                                       -------------  -------------  -------------  -------------  -------------
Net interest income..................      7,745,134      7,993,155      7,871,375      7,863,086     31,472,750
Provision for loan losses............        600,000        800,000        600,000       --            2,000,000
                                       -------------  -------------  -------------  -------------  -------------
Net interest income after provision
  for loan losses....................      7,145,134      7,193,155      7,271,375      7,863,086     29,472,750
Total other operating income.........      1,788,247      1,709,846      1,807,421      1,903,512      7,209,026
Total other operating expense........      8,073,279      7,031,396      6,781,320      6,487,095     28,373,090
                                       -------------  -------------  -------------  -------------  -------------
Income before income taxes...........        860,102      1,871,605      2,297,476      3,279,503      8,308,686
Applicable income taxes..............        236,944        701,703        847,160      1,255,539      3,041,346
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     623,158  $   1,169,902  $   1,450,316  $   2,023,964  $   5,267,340
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Net income per share.................  $         .09  $         .16  $         .20  $         .29  $         .74
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Santa Monica Bank

    We have audited the statement of condition of Santa Monica Bank (the "Bank") as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Santa Monica Bank as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                      [SIG]

                                          Deloitte & Touche LLP

Los Angeles, California
January 19, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Santa Monica Bank

    We have audited the statement of condition of Santa Monica Bank as of December 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Santa Monica Bank as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                      [SIG]

                                          Arthur Andersen LLP

Los Angeles, California
January 21, 1997

                               SANTA MONICA BANK

                      STATEMENTS OF CONDITION--(UNAUDITED)

                                                                                     SIX MONTHS ENDED JUNE 30,
                                                                                   ------------------------------
                                                                                        1997            1996
                                                                                   --------------  --------------
ASSETS

Cash and Due from Banks..........................................................  $   50,009,899  $   58,581,888
Federal funds sold...............................................................      76,000,000      38,000,000
                                                                                   --------------  --------------
Cash and cash equivalents........................................................     126,009,899      96,581,888
Investment securities available for sale.........................................     141,238,821     120,882,551
Loans............................................................................     390,376,037     373,381,715
  Less: unearned income..........................................................         133,073          97,517
      allowance for possible loan losses.........................................       7,991,762       9,964,156
                                                                                   --------------  --------------
    Loans, net...................................................................     382,251,202     363,320,042
Bank premises and equipment, net.................................................      10,357,806      10,798,142
Other real estate owned..........................................................       5,686,649      12,964,666
Accrued interest receivable......................................................       3,820,702       3,643,110
Other assets.....................................................................       3,208,835       2,211,186
                                                                                   --------------  --------------
  Total assets...................................................................  $  672,573,914  $  610,401,585
                                                                                   --------------  --------------
                                                                                   --------------  --------------

LIABILITIES

Noninterest-bearing deposits.....................................................  $  178,906,630  $  166,530,194
Interest-bearing deposits........................................................     411,878,042     372,243,739
                                                                                   --------------  --------------
  Total deposits.................................................................     590,784,672     538,773,933
Mortgage indebtedness............................................................       1,971,991       1,991,452
Other liabilities................................................................       2,554,254       1,652,182
                                                                                   --------------  --------------
  Total liabilities..............................................................     595,310,917     542,417,567
                                                                                   --------------  --------------

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Capital stock (authorized, 10,000,000 shares of $3 par value, issued and
  outstanding, 7,077,332 shares for 1997 and 1996)...............................      21,231,996      21,231,996
Surplus..........................................................................       2,982,631       2,982,631
Undivided profits................................................................      52,601,312      43,409,359
Unrealized holding gains on securities, net of income taxes of $310,667 and
  $250,192 for 1997 and 1996, respectively.......................................         447,058         360,032
                                                                                   --------------  --------------
  Total stockholders' equity.....................................................      77,262,997      67,984,018
                                                                                   --------------  --------------
  Total liabilities and stockholders' equity.....................................  $  672,573,914  $  610,401,585
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                  See notes to unaudited financial statements.

                               SANTA MONICA BANK

                     STATEMENTS OF OPERATIONS--(UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                      ----------------------------  ----------------------------
                                                          1997           1996           1997           1996
                                                      -------------  -------------  -------------  -------------
INTEREST INCOME
Interest and fees on loans..........................  $   9,277,913  $   8,771,166  $  18,106,348  $  17,556,946
Interest on Investment securities:
  Taxable...........................................      1,869,215      1,445,146      3,580,519      2,894,089
  Tax-exempt........................................        208,045        269,374        449,277        557,437
Other interest income...............................        612,891        495,940      1,679,896      1,094,596
                                                      -------------  -------------  -------------  -------------
  Total interest income.............................     11,968,064     10,981,626     23,816,040     22,103,068
                                                      -------------  -------------  -------------  -------------
INTEREST EXPENSE
Interest on deposits................................      3,576,307      3,203,865      6,897,974      6,626,425
Interest on other liabilities.......................         49,332         48,617         97,600         97,911
                                                      -------------  -------------  -------------  -------------
  Total interest expense............................      3,625,639      3,252,482      6,995,574      6,724,336
                                                      -------------  -------------  -------------  -------------
Net interest income.................................      8,542,425      7,729,144     16,820,466     15,378,732
                                                      -------------  -------------  -------------  -------------
Provision for loan losses...........................       --             --             --             --
Net interest income after provision for loan
  losses............................................      8,542,425      7,729,144     16,820,466     15,378,732
                                                      -------------  -------------  -------------  -------------
NONINTEREST INCOME
Trust department income.............................        836,540        710,529      1,611,556      1,443,960
Service charges on deposit accounts.................        800,333        797,570      1,569,941      1,606,202
Other service charges, commission and fees..........        110,402        132,448        233,879        251,917
Other income........................................         61,005         59,851        118,437        115,433
                                                      -------------  -------------  -------------  -------------
  Total noninterest income..........................      1,808,280      1,700,398      3,533,813      3,417,512
                                                      -------------  -------------  -------------  -------------
NONINTEREST EXPENSE
Salaries............................................      2,835,615      2,761,382      5,591,472      5,466,133
Profit sharing and other employee benefits..........        688,926        702,160      1,472,572      1,480,822
Net occupancy expense of bank premises..............        621,215        620,650      1,250,528      1,244,815
Furniture and equipment expense.....................        410,882        395,226        817,852        785,607
FDIC assessment.....................................         17,100         18,471         73,194        258,471
Legal fees..........................................        441,062        364,197        757,064        724,929
(Gain) loss on sale or OREO.........................       (521,758)       (55,907)      (524,913)        76,889
OREO related expenses...............................        (48,116)       602,291          7,101      1,123,076
Other operating expense.............................      1,203,078      1,190,858      2,241,304      2,315,548
                                                      -------------  -------------  -------------  -------------
  Total noninterest expense.........................      5,648,004      6,599,328     11,686,174     13,476,290
                                                      -------------  -------------  -------------  -------------
Income before income taxes..........................      4,702,701      2,830,214      8,668,105      5,319,954
Applicable income tax expense.......................      1,652,130        694,416      3,004,474      1,213,668
                                                      -------------  -------------  -------------  -------------
Net income..........................................  $   3,050,571  $   2,135,798  $   5,663,631  $   4,106,286
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Net income per share................................  $        0.43  $        0.30  $        0.80  $        0.58
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                  See notes to unaudited financial statements.

                               SANTA MONICA BANK

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY--(UNAUDITED)

                                                                                          UNREALIZED
                                                                                           HOLDING
                                                                                           GAINS ON
                                                                                          SECURITIES
                                                                            UNDIVIDED       NET OF
                                             CAPITAL STOCK    SURPLUS        PROFITS     INCOME TAXES      TOTAL
                                             -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1995.................  $  21,231,996  $  2,982,631  $  39,656,939   $  594,838   $  64,466,404
Net income.................................       --             --           4,106,286       --           4,106,286
Cash dividends at $.05 per share...........       --             --            (353,866)      --            (353,866)
Net change in unrealized holding gains
  (losses) on investment securities
  available for sale, net of income
  taxes....................................       --             --            --           (234,806)       (234,806)
                                             -------------  ------------  -------------  ------------  -------------
Balance, June 30, 1996.....................  $  21,231,996  $  2,982,631  $  43,409,359   $  360,032   $  67,984,018
                                             -------------  ------------  -------------  ------------  -------------
                                             -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1996.................  $  21,231,996  $  2,982,631  $  48,211,600   $  549,080   $  72,975,307
Net income.................................       --             --           5,663,631       --           5,663,631
Cash dividends at $.10 per share...........       --             --          (1,273,919)      --          (1,273,919)
Net change in unrealized holding gains
  (losses) on investment securities
  available for sale, net of income
  taxes....................................       --             --            --           (102,022)       (102,022)
                                             -------------  ------------  -------------  ------------  -------------
Balance, June 30, 1997.....................  $  21,231,996  $  2,982,631  $  52,601,312   $  447,058   $  77,262,997
                                             -------------  ------------  -------------  ------------  -------------
                                             -------------  ------------  -------------  ------------  -------------

                  See notes to unaudited financial statements.

                               SANTA MONICA BANK

                     STATEMENTS OF CASH FLOWS--(UNAUDITED)

                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                                 --------------------------------
                                                                                      1997             1996
                                                                                 ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................  $     5,663,631  $     4,106,286
Adjustments to reconcile net income to net cash provided by operating activities:
  Net accretion of discount on investments.....................................         (653,917)        (637,112)
  Accretion of deferred loan fees and costs....................................         (483,203)        (356,960)
  Depreciation.................................................................          336,165          517,631
  Increase in accrued interest receivable......................................         (635,319)        (240,412)
  Decrease in other assets.....................................................          236,673          591,838
  Decrease in accrued interest payable.........................................           (9,554)         (37,947)
  Decrease in current income tax receivable....................................          442,668          570,256
  Increase in other liabilities................................................          272,716          466,145
                                                                                 ---------------  ---------------
    Total adjustments..........................................................         (493,771)         873,439
                                                                                 ---------------  ---------------
    Net cash provided by operating activities..................................        5,169,860        4,979,725
                                                                                 ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investment securities..................................      158,115,000      129,974,494
  Purchase of investment securities............................................     (158,868,672)    (116,655,772)
  Net increase in loans........................................................      (16,351,656)      (5,125,920)
  Loan origination fees received...............................................          560,209          410,460
  Proceeds from sale of other real estate owned................................        2,919,393        5,593,417
  Purchase of Bank premises and equipment......................................       (1,597,011)      (1,037,619)
                                                                                 ---------------  ---------------
      Net cash provided by (used in) investing activities......................      (15,222,737)      13,159,060
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits
    and savings accounts.......................................................       29,345,303      (12,462,005)
  Net increase (decrease) in time deposits.....................................        7,456,362          957,750
  Dividends paid...............................................................       (1,273,919)        (354,867)
                                                                                 ---------------  ---------------
      Net cash provided by (used in) financing activities......................       35,527,746      (11,859,122)
Net increase in cash and cash equivalents......................................       25,474,874        6,279,663
Cash and cash equivalents, beginning of period.................................      100,535,025       90,302,225
                                                                                 ---------------  ---------------
Cash and cash equivalents, end of period.......................................  $   126,009,899  $    96,581,888
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

                  See notes to unaudited financial statements.

                               SANTA MONICA BANK

NOTE 1: MANAGEMENT'S ASSERTION

    In the opinion of management, the accompanying unaudited financial statement of Santa Monica Bank, includes all adjustments necessary to present fairly its financial position as of June 30, 1997 and 1996, its results of operations and its cash flows for the six months then ended.

NOTE 2: INCOME TAXES FOR PERIOD ENDED 6-30-97 AND 6-30-96.

    Total tax and expense amounted to $3,004,474 in 1997 and $1,213,668 in 1996 (effective rates of 34.6% and 22.8%, respectively) a total less than the amount of $3,033,837 in 1997 and $1,808,784 in 1996 computed by the U.S. Federal Income tax rate of 35% in 1997, 34% in 1996 to income before tax. The reasons for these differences are as follows:

                                                                          1997                      1996
                                                                 -----------------------  -------------------------
                                                                                 % OF                       % OF
                                                                                PRETAX                     PRETAX
                                                                    AMOUNT      INCOME       AMOUNT        INCOME
                                                                 ------------  ---------  -------------  ----------
Tax expense at statutory rate..................................  $  3,033,837         35%    $1,808,784          34%
Increase (reduction) in taxes resulting from:
Tax exempt interest............................................      (140,238)      (1.6)      (165,764)       (3.1)
State franchise taxes, net of federal income taxes benefits....       630,875        7.3        190,131         3.6
Other net......................................................       --          --                517      --
Reduction in valuation allowance...............................      (520,000)      (6.1)      (620,000)      (11.7)
                                                                 ------------  ---------  -------------  ----------
  Total........................................................  $  3,004,474       34.6%    $1,213,668        22.8%
                                                                 ------------  ---------  -------------  ----------
                                                                 ------------  ---------  -------------  ----------

NOTE 3: NEW ACCOUNTING PRONOUNCEMENT

    In March of 1997 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128 Earnings Per Share
(EPS) which changes among other things the method of computing earnings per share as follows:

    Replacement of primary EPS with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. Use of the average share price for the period when applying the treasury stock method in computing diluted EPS.

    Statement 128 is effective for financial statements ending after December 15, 1997. Early adoption is prohibited. Because of the limited number of options outstanding, management does not believe the adoption of SFAS No. 128 will have a material effect on the financial position or results of operations of the Bank.

NOTE 4: CASH DIVIDENDS DECLARED

    On April 30, 1997, the Board of Directors declared a cash dividend of $.10 per share, to be paid on May 30, 1997 to stockholders of record May 15, 1997.

NOTE 5: LETTERS OF CREDIT

    Standby letters of credit total $1,904,299 at June 30, 1997, $1,106,793 at June 30, 1996.

NOTE 6: LEGAL PROCEEDINGS

    The Bank is continually faced with legal proceedings in the ordinary conduct of its business, which in the option of the counsel and the judgement of management will not materially affect its financial position.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

    The following exhibits are filed with this Current Report on Form 8-K:

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
23.1       Consent of Arthur Andersen LLP
27.1       Financial Data Schedules
99.1       Santa Monica Bank's Current Report on Form F-3, dated May 31, 1997

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: August 28, 1997

                                WESTERN BANCORP

                                By:              /s/ ARNOLD C. HAHN
                                     -----------------------------------------
                                                   Arnold C. Hahn
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      23.1   Consent of Arthur Andersen LLP
      27.1   Financial Data Schedules
      99.1   Santa Monica Bank's Current Report on Form F-3, dated May 31, 1997